UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 24, 2025

South Dakota Soybean Processors, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Avenue; PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

(605) 627-9240
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

Item 1.01 Entry into a Material Definitive Agreement.
On November 24, 2025, South Dakota Soybean Processors, LLC (the "Company") entered into Amended and Restated Credit Agreement (the "Restated Credit Agreement") with our lender, CoBank, ACB, which amends and restates our existing Credit Agreement dated March 17, 2025.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 24, 2025, we entered into the Amended and Restated Credit Agreement with our lender, CoBank, ACB. Under the Restated Credit Agreement, the principal available under the Company's seasonal loan decreases from $70 million to $20 million, and the maturity date is extended to December 1, 2026. The Restated Credit Agreement also revises the unconsolidated working capital requirement for the Company, reducing it from $14 million to $10 million.
All other material items and conditions under the Credit Agreement dated March 17, 2025, and subsequent amendments to such agreement, remain the same following the Restated Credit Agreement. The Restated Credit Agreement will be filed as an exhibit in our next periodic report.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: November 25, 2025	/s/ Mark Hyde
Mark Hyde, Chief Financial Officer